Exhibit 10.2

ONTARIO
SUPERIOR COURT OF JUSTICE

B E T W E E N:

BANK OF MONTREAL

Party of the First Part
(“BMO”)

- and -

9191-4200 QUEBEC INC. and TELIPHONE INC.

Parties of the Second Part
(“Quebec Entities”)

-and-

TELIPHONE CORP., GILLES POLIQUIN and GEORGE METRAKOS

Party of the Third Part
(“Guarantors”)

MINUTES OF SETTLEMENT

WHEREAS BMO and the Quebec Entities (collectively, the “Parties”) are desirous of settling all issues between them;

AND WHEREAS the Parties are wishing to settle all outstanding claims which have been made or could have been made in respect to the action bearing Ontario Court File No. CV-10-1090-00 (the “Action”)

AND WHEREAS more particularly the Parties are desirous of settling any issues in regard to the 9191-4200 Quebec Inc. (“9191”) purchase of all issued and outstanding shares of Orion Communications Inc. (“Orion”) and any subsequent arrangements between the Quebec Entities regarding management, administration and/or assignment of Orion’s accounts receivables and/or customer lists;

NOW WITNESSETH THAT THE PARTIES COVENANT AND AGREE AS FOLLOWS:

1.
Teliphone Corp. (a company incorporated pursuant to the laws of the State of Nevada, USA bearing incorporation number NV19991189840), on behalf of the Quebec Entities, shall pay to BMO the sum of $375,000.00 (the “Settlement Amount”) payable as follows:

(a)	Payment of $25,000.00 to BMO, payable within five (5) days of execution of these minutes of settlement;

(b)	Twenty-Four (24) monthly payments $11,458.33 commencing on the fifteenth (15th) day of March, 2011; and

(c)	A lump sum payment to BMO on the fifteenth (15th) day of March, 2013 in the amount of $75,000.00.

2.
BMO shall provide the Quebec Entities and the Guarantors with a Full and Final Release (the “Release”) and the Parties shall consent to a dismissal of the Action on a without costs basis (the “Consent Dismissal”).  Both the Release and the Consent Dismissal shall be held by the Quebec Entities’ counsel in escrow until the Settlement Amount is paid in full.

3.
Should the Quebec Entities default on the payments provided in paragraph 1 of this Settlement Agreement (a “Payment Default”) the Quebec Entities and the Guarantors will be given five (5) to cure said default.  Notice of a Payment Default shall be provided to the Quebec Entities in writing, by e-mail to Benoit Laliberte at blaliberte@teliphone.ca, with a copies to George Metrakos at george.metrakos@gmail.com Domenico Magisano at dmagisano@blaney.com and Bruce O’Toole at BOToole@CMBLaw.ca..

4.
Should a Payment Default occur, BMO is entitled to a $750.00 administrative charge payable by bank draft or certified cheque within five (5) days of BMO providing written notice of the Payment Default.

5.
There shall be no interest on the Settlement Amount provided the payments are made on time and not in default. If the Settlement Amount is not paid in accordance with the terms in paragraph 1 above and are not cured pursuant to the curative provisions in paragraph 3 and paragraph 4 above, interest will accrue on any amounts outstanding at a rate of six percent (6%) per annum.

6.
Should there be a Payment Default that is not cured by the curative provisions in paragraph 3 and paragraph 4 above, the Quebec Entities consent to judgment in the Action for the full amount of the claim less any amounts recovered through this Settlement Agreement.  The Parties shall agree to the form and content of the judgment in the Action

7.
As security for payment of the Settlement Amount, the Guarantors Gilles Polliquin and George Metrakos, shall guarantee payment of the Settlement Amount less any amounts previously remitted pursuant to paragraph 1 of this Settlement Agreement.  Said guarantee shall be limited in duration to the first twelve (12) months following execution of this Settlement Agreement.

8.
As further security for payment of the Settlement Amount, the Guarantor Teliphone Corp. shall guarantee payment of the Settlement Amount less any amounts previously remitted pursuant to paragraph 1 of this Settlement Agreement for the duration of this Settlement Agreement.

9.
Upon receipt of the Settlement Amount in full both the Release and the Consent Dismissal shall be released from escrow and BMO will consent to a dismissal of the Claim of BMO as against the Quebec Entities and Guarantors without costs and the Order shall be obtained by the solicitors for the Quebec Entities and Guarantors;

10.
BMO shall make reasonable efforts to recover the amounts claimed in the Action from third parties including, but not limited to, the defendants in the Action who are not the Quebec Entities.  For greater certainty, “reasonable efforts” shall be determined by BMO, in its sole discretion.

11.
To the extent that BMO is able to recover an amount that is in excess of the amounts claimed in the Action less the Settlement Amount, BMO will remit that surplus to the Teliphone Corp., or as it may direct up to a maximum of $375,000.00.

IN WITNESS WHEREOF the parties hereto have executed these Minutes of Settlement under seal.

DATED at Toronto, this 30th day of March, 2011.

BANK OF MONTREAL

Per:	/s/ Dave Coutts
(I have authority to bind the corporation)

    DATED at Toronto, this 23rd day of March, 2011.

9191-4200 QUEBEC INC.

Witness:	/s/ Suzanne Perron	Per:	/s/ Gilles Poliquin
(I have authority to bind the corporation)

    DATED at Toronto, this 23rd day of March, 2011.

Witness:	/s/ Suzanne Perron	Per:	/s/ Gilles Poliquin
GILLES POLIQUIN

    DATED at Toronto, this 23rd day of March, 2011.

TELIPHONE INC.

Per:	/s/ Lawry Trevor-Deutsch
(I have authority to bind the corporation)

    DATED at Toronto, this 23rd day of March, 2011.

Witness:	/s/ Suzanne Perron	Per:	/s/ George Metrakos
GEORGE METRAKOS

    DATED at Toronto, this 23rd day of March, 2011.

TELIPHONE CORP.

Per:	/s/ Lawry Trevor-Deutsch
(I have authority to bind the corporation)